Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 20, 2002, relating to the consolidated financial statements of GameCom, Inc. and Subsidiaries which is contained in that Prospectus. Our report contains an additional paragraph detailing the uncertainties related to the Company’s ability to continue as a going concern.

/s/ Ham, Langston & Brezina, LLP

Houston, Texas

April 15, 2002